Exhibit 99.2

Scholar Rock Appoints Edward (Ted) Myles as Chief Financial Officer and Head of Business Operations

- Financial and operational leader brings deep expertise from across clinical and commercial stage biopharmaceutical companies

CAMBRIDGE, Mass., July 16, 2020 (BUSINESS WIRE) -- Scholar Rock (NASDAQ: SRRK), a clinical-stage biopharmaceutical company focused on the treatment of serious diseases in which protein growth factors play a fundamental role, today announced the appointment of Edward (Ted) Myles, as Chief Financial Officer and Head of Business Operations, responsible for finance, investor relations, corporate communications, IT and facilities. He brings more than 20 years of experience as a senior finance and operations executive with development and commercial stage biopharmaceutical companies. Mr. Myles has served on Scholar Rock’s Board of Directors, including as chair of the audit committee and a member of the compensation committee since November 2018. He is stepping down from the Board of Directors in connection with his appointment to the executive leadership team.

“Ted’s deep industry knowledge and extensive leadership experience across finance, operations, and strategic development and implementation will be instrumental in driving the execution of the Company’s key initiatives,” said Tony Kingsley, Incoming CEO of Scholar Rock. “His areas of expertise strongly complement the capabilities of the existing team as we build on the achievements of our scientific platform and progress our lead product candidates towards late-stage development and commercialization for patients in need.”

“Having served on the Company’s Board of Directors the past 18 months, I have witnessed the immense potential of our scientific platform and clinical programs and have a high degree of confidence in the team’s ability to execute,” said Ted Myles. “This is a pivotal time for Scholar Rock as we advance two in-house product candidates towards important clinical milestones and I am thrilled to work alongside the leadership team to help prepare for the next stage of the company’s evolution.”

Ted Myles most recently served as Chief Financial Officer and Chief Operating Officer of AMAG Pharmaceuticals, Inc. Prior to joining AMAG, he served as CFO and COO at Ocata Therapeutics, Inc. until its acquisition by Astellas Pharma, Inc.  His prior leadership positions include CFO and Vice President of Operations at PrimeraDx, Inc. and Controller of EMD Pharmaceuticals (now EMD Serono, a part of Merck KGaA).  Earlier in his career, Mr. Myles was an associate in the healthcare investment banking group at SG Cowen Securities Corporation and was a senior associate in the audit practice of Coopers & Lybrand LLP.  Mr. Myles holds a Master of Business Administration from John M. Olin School of Business at Washington University and Bachelor of Science in Business Administration from the University of Hartford.

About Scholar Rock
Scholar Rock is a clinical-stage biopharmaceutical company focused on the discovery and development of innovative medicines for the treatment of serious diseases in which signaling by protein growth factors plays a fundamental role. Scholar Rock is creating a pipeline of novel product candidates with the potential to transform the lives of patients suffering from a wide range of serious diseases, including neuromuscular disorders, cancer, fibrosis and anemia. Scholar Rock’s newly elucidated understanding of the molecular mechanisms of growth factor activation enabled it to develop a proprietary platform for the discovery and development of monoclonal antibodies that locally and selectively target these signaling proteins at the cellular level. By developing product candidates that act in the disease microenvironment, the Company intends to avoid the historical challenges associated with inhibiting growth factors for therapeutic effect. Scholar Rock believes its focus on biologically validated growth factors may facilitate a more efficient development path. For more information, please visit www.ScholarRock.com or follow Scholar Rock on Twitter (@ScholarRock) and LinkedIn (https://www.linkedin.com/company/scholar-rock/).

Scholar Rock® is a registered trademark of Scholar Rock, Inc.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Scholar Rock’s future expectations, plans and prospects, including without limitation, Scholar Rock’s expectations regarding its growth, strategy, and progress and the ability of new executives to influence Scholar Rock’s progress. The use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include those risks more fully discussed in the section entitled "Risk Factors" in Scholar Rock’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as discussions of potential risks, uncertainties, and other important factors in Scholar Rock’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent Scholar Rock’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this press release is as of the date of the release, and Scholar Rock undertakes no duty to update this information unless required by law.

Scholar Rock Contact:
Investors/Media
Catherine Hu
chu@scholarrock.com
917-601-1649